EXHIBIT 99.1


                           BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE

FOR IMMEDIATE RELEASE
March 17, 2009

BLUE DOLPHIN ENERGY COMPANY  REPORTS  ENTERING INTO NEW PIPELINE
TRANSPORTATION AGREEMENTS

Houston,  March 17 /  GlobeNewswire  / -- Blue Dolphin Energy  Company  (NASDAQ:
BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, announced today that its wholly-owned subsidiary, Blue Dolphin Pipe Line Company ("Company"), has entered into gas and condensate transportation and production handling agreements with a new producer/shipper to deliver production into the Blue Dolphin Pipeline system at the Company's Galveston Block 288C platform. Additionally, as a result of participation in development of the successfully drilled prospect, Blue Dolphin has earned an overriding royalty interest in the production. The Company expects production and transportation services to commence later this month or by early April. Throughput volumes are not yet known.

The Blue Dolphin Pipeline system gathers and transports gas and condensate from various offshore fields in the Galveston Area in the Gulf of Mexico to shore facilities in Freeport, Texas. The Company owns an 83% undivided interest in the system.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas in the Gulf of Mexico.
For     further     information     visit    the     Company's     website    at
http://www.blue-dolphin.com.
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Contact:
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T. Scott Howard
Treasurer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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